Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan
Houston, Texas

We consent to the incorporation by reference in Registration Statement Nos. 333-227321, 333-238870 and 333-253151 on Form S-8, and Registration Statement No. 333-256149 on Form S-3 of our report dated March 30, 2023, with respect to the financial statements of the KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2022.

/s/ Calvetti Ferguson

Houston, Texas
March 30, 2023